UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17, 2003 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30849 (Commission File Number)	77-0548319 (IRS Employer Identification No.)

307 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Item 5.  Other Events

On December 17, 2003, WebEx Communications, Inc. ("WebEx") issued a press release announcing that WebEx entered into an agreement to acquire all of the outstanding shares of CyberBazaar (India) Pvt. Ltd. ("CyberBazaar"). The shares of CyberBazaar are being acquired by WebEx Worldwide B.V., a wholly owned subsidiary of WebEx, and the acquisition is expected to close in the first quarter of 2004. A copy of the press release is filed as Exhibit 99.1 to this Report .

Item 7.   Financial Statements and Exhibits .

(c)    Exhibits:

Exhibit Number	Description

99.1	Press Release dated December 17, 2003 announcing the agreement to acquire all of the outstanding shares of CyberBazaar (India) Pvt. Ltd.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Dated: December 17, 2003	By:	/s/ Subrah S. Iyar

Name: Subrah S. Iyar
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 17, 2003 announcing the agreement to acquire all of the outstanding shares of CyberBazaar (India) Pvt. Ltd.
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